Exhibit 23










                INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated
May 8, 2002 in this Registration Statement on Form 10-SB of American Market Support Netwrok, Inc.


We also consent to the references to us under the heading
"Experts" in such Document.


June 5, 2002

/s/ Malone & Bailey, PLLC
--------------------------
Malone & Bailey, PLLC
Houston, Texas